Exhibit 10.24

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement, dated as of May 6, 2011 (this “Assignment Agreement”), is by and between Gulfport Energy Corporation, a Delaware corporation (the “Assignor”), and Windsor Ohio LLC, a Delaware limited liability company (“Windsor”) and Rhino Exploration LLC, a Delaware limited liability company (“Rhino”) and, together with Windsor, the “Assignees”).  The Assignor and the Assignees are collectively referred to herein as the “Parties.”

Preliminary Statements

A.            The Assignor is a party to (i) that certain Purchase Agreement, dated as of February 16, 2011, as amended and modified (the “Purchase Agreement”), by and between Tri-Star Energy Holdings, Inc. (the “Seller”), and the Assignor and (ii) that certain Right of First Refusal Agreement, dated as of February 25, 2011 (the “Right of First Refusal Agreement” and, together with the Purchase Agreement, the “Agreements”), by and between Wishgard, LLC (“Wishgard”), and the Assignor.  Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

B.            Under the Purchase Agreement, and subject to the terms thereof, the Assignor has agreed to purchase all of the Seller’s right, title and interest in and to certain oil and gas leases in Ohio covering approximately 22,500 acres (collectively, the “Initial Tri-Star Leases”).

C.            Under the Purchase Agreement, the Assignor has also agreed to purchase certain additional leases (the “Add-On Tract Leases” and together with the Initial Tri-Star Leases, the “Tri-Star Leases”) on the same terms and conditions as the Initial Tri-Star Leases, provided that the Add-On Tract Leases (i) are acquired within 10 days of the Effective Date of the Purchase Agreement and (ii) satisfy certain other criteria set forth in the Purchase Agreement.

D.            Under the Purchase Agreement, the Assignor also has an exclusive right of first refusal for a period of six months from the Effective Date of the Purchase Agreement on any additional tracts leased by the Seller within one mile of the lease boundaries of the Initial Tri-Star Leases (“Tri-Star Right of First Refusal”).

E.             Under the Right of First Refusal Agreement, and subject to the terms thereof, the Assignor, for a period of one year from the date of such agreement, is entitled to a right of first refusal (the “Utica Right of First Refusal”) to purchase any interests acquired by or on behalf of Wishgard in the Utica Shale.

F.             Under the Purchase Agreement and the Right of First Refusal Agreement, the following elections or determinations are to be made at the discretion or option of the Assignor: (i) the election from time-to-time to exercise the Tri-Star Right of First Refusal; (ii) the determination, under Section 4 of the Purchase Agreement, that a particular Tri-Star Lease lacks Marketable Title; (iii) the determination that the conditions to Closing set forth in Section 5 of the Purchase Agreement have been satisfied; and (iv) the election from time-to-time to exercise the Utica Right of First Refusal (collectively, the “Discretionary Matters”).

G.            The Assignor desires to assign to Windsor and Rhino, and Windsor and Rhino desire to acquire from the Assignor, an undivided 39.2% interest and 10.8% interest, respectively

(the “Proportionate Interest”), in each of the leases acquired by the Assignor under the Agreements (the “Leases”) on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignees, intending to be legally bound, hereby agree as follows:

1.             Assignment.  Subject to the terms and conditions of this Assignment Agreement and except as provided in Section 4 of this Assignment Agreement, the Assignor hereby agrees to sell, assign, transfer, convey and deliver to Windsor and Rhino, and each of Windsor and Rhino, severally and not jointly, agrees to purchase for cash and accept the conveyance of, an undivided 39.2% interest and 10.8% interest, respectively, in each of the Leases acquired by the Assignor under the Agreements (the “Assignment”).

2.             Assumption.  Subject to the terms and conditions of this Assignment Agreement, each Assignee hereby agrees to accept the Assignment with respect to its Proportionate Interest, and assumes and agrees to observe, perform, pay and/or otherwise discharge an undivided 39.2% and 10.8%, respectively, of the obligations of the Assignor under each of the Agreements and the assigned Leases.

3.             Terms of the Assignment.  The Assignment of Leases from the Assignor to the Assignees contemplated herein will occur contemporaneously with the acquisition of such Leases by the Assignor from the Seller and/or Wishgard.  The Assignor shall advise the Assignees in writing of each anticipated acquisition of Leases prior to the proposed closing date, and such notice shall state the total purchase price to be paid on that closing date.  Each Assignee shall deliver its Proportionate Interest of that amount, in immediately available funds, to an account designated by the Assignor, at least one business day prior to the closing date.  Except as expressly set forth in this Assignment Agreement, no Party makes any representation or warranty, express or implied, with respect to the Leases, the Assignment, the Agreements or otherwise.  Notwithstanding any provision of this Assignment Agreement to the contrary, the Assignees shall have no obligation to purchase Leases aggregating more than 20,000 net acres without their prior written consent.

4.             Discretionary Matters.  Notwithstanding anything to the contrary contained in this Assignment Agreement, the Assignor shall retain the sole and exclusive right and authority to make any election or determination with respect to each Discretionary Matter and the Assignees shall be bound by such election or determination as if such election or determination had been made by the Assignee. Further, the Assignor agrees that to the extent that the Assignor recovers any damages from the Seller and/or Wishgard for any breach of such party’s representations or warranties contained in the Purchase Agreement and/or the Right of First Refusal Agreement, as applicable, the Assignees shall be entitled to their Proportionate Interest of such damages, net of any costs of recovery or other applicable expenses.

5.             Assignment Fee.  Each Assignee hereby agrees to pay the Assignor, at the time of each purchase hereunder, an assignment fee of one percent of its total purchase price for such purchase to reimburse the Assignor for its costs and expenses in pursuing this acquisition.

6.             AMI Agreement.  The Assignor is in the process of preparing an AMI Agreement and a Joint Operating Agreement under which the Assignor will serve as the operator of the Ohio acreage.  These agreements will have similar terms as the Permian and Niobrara agreements between the Assignor and Windsor except, as provided above, the Assignor shall be the operator thereunder.

7.             Representations and Warranties of the Assignor.  The Assignor represents and warrants to each Assignee that the statements contained in this Section 7 are accurate and complete on the date of this Assignment Agreement.

(a)           The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  The Assignor has the requisite entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. There is no pending or threatened action, suit, arbitration, mediation, investigation or similar proceeding (an “Action”) for the dissolution, liquidation, insolvency or rehabilitation of the Assignor.

(b)           The Assignor has the relevant corporate power and authority necessary to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby (the “Transactions”).  The Assignor has taken all action necessary to authorize its execution and delivery of this Assignment Agreement, the performance of its obligations hereunder and its consummation of the Transactions.  This Assignment Agreement has been duly authorized, executed and delivered by the Assignor and is enforceable against the Assignor in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors and general principles of equity (an “Enforceability Exception”).

(c)           The execution and the delivery by the Assignor of this Assignment Agreement, the performance by the Assignor of its obligations hereunder and the Agreements and the consummation of the Transactions by the Assignor will not (a) with or without notice or lapse of time, constitute or create a breach or violation of, or default under, any law, order, contract or permit to which the Assignor is a party or by which it is bound or any provision of the Assignor’s organizational documents, (b) require any consent, approval, notification, waiver or other similar action (a “Consent”) under any contract or organizational document to which the Assignor is a party or by which it is bound or (c) require any permit under any law or order, other than notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions.

8.             Representations and Warranties of the Assignees.  Each Assignee represents and warrants to the Assignor, as to itself only, that the statements contained in this Section 8 are accurate and complete on the date of this Assignment Agreement.

(a)           The Assignee is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  The Assignee has the requisite entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted.  There is no pending or threatened Action for the dissolution, liquidation, insolvency or rehabilitation of the Assignee.

(b)           The Assignee has the relevant limited liability company power and authority necessary to execute and deliver this Assignment Agreement and to perform and consummate the Transactions. The Assignee has taken all action necessary to authorize its execution and delivery of this Assignment Agreement, the performance of its obligations hereunder and its consummation of the Transactions. This Agreement has been duly authorized, executed and delivered by the Assignee and is enforceable against the Assignee in accordance with its terms, except as such enforceability may be subject to the effects of an Enforceability Exception.

(c)           The execution and the delivery by the Assignee of this Assignment Agreement, the performance by the Assignee of its obligations hereunder and the consummation of the Transactions by the Assignee will not (a) with or without notice or lapse of time, constitute or create a breach or violation of, or default under, any law, order, contract or permit to which the Assignee is a party or by which it is bound or any provision of the Assignee’s organizational documents, (b) require any Consent under any contract or organizational document to which the Assignee is a party or by which it is bound or (c) require any permit under any law or order, other than notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions.

9.             Entire Agreement.  This Assignment Agreement, together with the Agreements and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

10.           Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and must be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the intended recipient at the address set forth for the recipient on the signature page of this Agreement (or to such other address as each Party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery or (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

11.           Specific Performance; Remedies.  Each Party acknowledges and agrees that the other Party would be damaged irreparably if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Assignment Agreement and its provisions in any action or proceeding instituted in the federal court sitting in Oklahoma County, Oklahoma having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies.

12.           Further Assurances.  Each Party hereby agrees that it will, at any time and from time to time after the date hereof, and without further consideration, take all such further actions, and execute and deliver all such further instruments or documents, as may be reasonably requested by the other Party to effectuate the purposes of this Assignment Agreement.

13.           Expenses.  Each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Assignment Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

14.           Assignment; Binding Effect.  No Party may assign either this Assignment Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other Party, and any such assignment by a Party without the prior written approval of each other Party will be deemed invalid and not binding on such other Parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.  For the avoidance of doubt, nothing contained in this Section 14 shall restrict the right of a Party to subsequently transfer its interest in any of the Leases.

15.           Third Parties.  The provisions of this Assignment Agreement are for the benefit of the Parties hereto and not for any other person or entity.

16.           Amendment; Extensions; Waivers.  No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Assignment Agreement will be valid unless the same is in writing and signed by both Parties and specifically states that it is intended to amend, modify, terminate or cancel this Assignment Agreement or waive a right hereunder.  Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right.  No waiver by a Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of a Party to exercise any right or remedy under this Assignment Agreement or the Agreements will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

17.           Severability.  The provisions of this Assignment Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Assignment Agreement, as applied to either Party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the Parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

18.           Governing Law.  This Assignment Agreement and the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law principles that may require the application of any other laws.

19.           Counterparts.  This Assignment Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

20.           Construction. This Assignment Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Assignment Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring either Party because of the authorship of any provision of this Assignment Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The word “person” includes individuals, entities and governmental bodies. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “this Assignment Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Assignment Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

21.           Headings.  The section headings contained in this Assignment Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Assignment Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GULFPORT ENERGY CORPORATION

By:
Name:
Title:

Address:
14313 N. May, Suite 100
Oklahoma City, OK 73134
Attn: Paul Heerwagen
Phone: (405) 242-4888
Facsimile: (405) 848-8816

WINDSOR OHIO LLC

By:
Name:
Title:

Address:

Attn:
Phone:
Facsimile:

RHINO EXPLORATION LLC

By:
Name:
Title:

Address:

Attn:
Phone:
Facsimile:

Signature page to Assignment and Assumption Agreement